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                                                                    EXHIBIT 99.4

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                            ACCOUNT CONTROL AGREEMENT

                                     between

                      FORD CREDIT AUTO OWNER TRUST 2007-X,
                                   as Grantor

                                       and

                              THE BANK OF NEW YORK
                              as Indenture Trustee,

                         Dated as of [__________], 2007

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I USAGE AND DEFINITIONS.............................................   1

ARTICLE II ESTABLISHMENT OF COLLATERAL ACCOUNTS.............................   1
   Section 2.1 Description of Account.......................................   1
   Section 2.2 Account Modifications........................................   1
   Section 2.3 Type of Account..............................................   1
   Section 2.4 Securities Account Provisions................................   1

ARTICLE III SECURED PARTY CONTROL...........................................   2
   Section 3.1 Control for Purposes of UCC..................................   2
   Section 3.2 Conflicting Orders or Instructions...........................   2

ARTICLE IV INVESTMENT OF FUNDS IN THE COLLATERAL ACCOUNTS...................   2
   Section 4.1 Investment of Funds..........................................   2

ARTICLE V SUBORDINATION OF FINANCIAL INSTITUTION'S LIEN; WAIVER OF SET-OFF..   2
   Section 5.1 Subordination................................................   2
   Section 5.2 Set-off and Recoupment.......................................   2

ARTICLE VI OTHER AGREEMENTS.................................................   3
   Section 6.1 Adverse Claim................................................   3
   Section 6.2 Correspondence, Statements and Confirmations.................   3
   Section 6.3 Representation of the Financial Institution..................   3
   Section 6.4 Release of Financial Institution.............................   3
   Section 6.5 Termination..................................................   3
   Section 6.6 Existence of Other Agreements................................   3
   Section 6.7 Notice.......................................................   4

ARTICLE VII MISCELLANEOUS...................................................   4
   Section 7.1 Amendment....................................................   4
   Section 7.2 Conflict With Other Agreement................................   4
   Section 7.3 Location of Financial Institution............................   4
   Section 7.4 GOVERNING LAW................................................   4
   Section 7.5 Submission to Jurisdiction...................................   4
   Section 7.6 WAIVER OF JURY TRIAL.........................................   4
   Section 7.7 Successors...................................................   4
   Section 7.8 Notices......................................................   4


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
   Section 7.9 Severability.................................................   5
   Section 7.10 Counterparts................................................   5
   Section 7.11 Headings....................................................   5


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                            ACCOUNT CONTROL AGREEMENT

          ACCOUNT CONTROL AGREEMENT dated as of [__________], 2007 (this "Agreement") among FORD CREDIT AUTO OWNER TRUST 2007-X, a Delaware statutory trust, as Grantor, THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee for the benefit of the Noteholders, in such capacity, (the "Secured Party") and THE BANK OF NEW YORK in its capacity as both a "securities intermediary" as defined in Section 8-102 of the UCC and a "bank" as defined in
Section 9-102 of the UCC (in such capacities, the "Financial Institution").

                                    ARTICLE I
                              USAGE AND DEFINITIONS

          Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A to the Sale and Servicing Agreement. Appendix A also contains rules as to usage applicable to this Agreement. Appendix A is incorporated by reference into this Agreement. All references to the "UCC" mean the Uniform Commercial Code as in effect in the State of New York.

                                   ARTICLE II
                      ESTABLISHMENT OF COLLATERAL ACCOUNTS

     Section 2.1 Description of Account. The Financial Institution has established the following accounts (each, a "Collateral Account"):

          "Collection Account-The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2007-X" with account number [___];

          "Reserve Account-The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2007-X" with account number [___]; and

          "Principal Payment Account-The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2007-X" with account number [___].

     Section 2.2 Account Modifications. Neither the Financial Institution nor the Grantor will change the name or account number of any Collateral Account without the prior written consent of the Secured Party.

     Section 2.3 Type of Account. The Financial Institution agrees that each Collateral Account is, and will be maintained as, either (i) a "securities account" (as defined in Section 8-501 of the UCC) or (ii) a "deposit account," as defined in Section 9-102(a)(29) of the UCC).

     Section 2.4 Securities Account Provisions. If and to the extent any Collateral Account is a securities account (within the meaning of Section 8-501 of the UCC) the Financial Institution agrees that:

          (a) all securities, financial assets or other investment property (other than cash) credited to each Collateral Account will be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution. In no case will any financial asset credited to any Collateral Account be registered in the name of the Grantor, payable to the order of the

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Grantor or specially indorsed to the Grantor unless the foregoing have been specially indorsed to the Financial Institution or in blank;

          (b) all financial assets delivered to the Financial Institution pursuant to the Indenture will be promptly credited to the appropriate Collateral Account; and each item of property (whether investment property, financial asset, security or instrument) credited to any Collateral Account will be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                                   ARTICLE III
                              SECURED PARTY CONTROL

     Section 3.1 Control for Purposes of UCC. If the Financial Institution receives any order from the Secured Party or its authorized agent (i) directing disposition of funds in any Collateral Account or (ii) directing transfer or redemption of the financial assets relating to the Collateral Accounts (a "Secured Party Order"), the Financial Institution will comply with the Secured Party Order without further consent by the Grantor or any other person.

     Section 3.2 Conflicting Orders or Instructions. Notwithstanding anything to the contrary contained herein, if at any time, the Financial Institution receives conflicting orders or instructions from the Secured Party and the Grantor, the Financial Institution will follow the orders or instructions of the Secured Party and not the Grantor.

                                   ARTICLE IV
                 INVESTMENT OF FUNDS IN THE COLLATERAL ACCOUNTS

     Section 4.1 Investment of Funds. If (i) the Financial Institution has not otherwise received a Secured Party Order regarding the investment of funds held in the Collateral Accounts by 11:00 a.m. New York time (or such other time as may be agreed between the Financial Institution and the Grantor) on the Business Day preceding a Payment Date, or (ii) a Default or Event of Default has occurred and is continuing with respect to the Notes and the Indenture Trustee has provided notice of such continuing Default or Event of Default to the Financial Institution, the Financial Institution will, to the fullest extent practicable, invest and reinvest funds on deposit in such Collateral Account in one or more investments described in clause (b) of the definition of Permitted Investments.

                                    ARTICLE V
        SUBORDINATION OF FINANCIAL INSTITUTION'S LIEN; WAIVER OF SET-OFF

     Section 5.1 Subordination. If the Financial Institution has, or subsequently obtains, by agreement, by operation of law or otherwise a security interest in any Collateral Account (or any portion thereof), the Financial Institution agrees that such security interest will be subordinate to the security interest of the Secured Party.

     Section 5.2 Set-off and Recoupment. The financial assets, money and other items credited to each Collateral Account will not be subject to deduction, set-off, recoupment, banker's lien, or any other right in favor of any person other than the Secured Party. However, the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of each Collateral Account,
(ii) the face amount of any checks which have been credited to a Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds and (iii) any


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advances made in connection with the settlement of any investment made with respect to the Collateral Accounts.

                                   ARTICLE VI
                                OTHER AGREEMENTS

     Section 6.1 Adverse Claim. Except for the claims and interests of the Secured Party and the Grantor, the Financial Institution does not know of any lien on, or claim to, or interest in, any Collateral Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC), cash or funds credited thereto.

     Section 6.2 Correspondence, Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning any Collateral Account and, if applicable, any financial assets credited thereto, simultaneously to the Grantor and the Secured Party.

     Section 6.3 Representation of the Financial Institution. The Financial Institution represents that this Agreement is the valid and legally binding obligation of the Financial Institution.

     Section 6.4 Release of Financial Institution. The Grantor and the Secured Party agree that the Financial Institution is released from any and all liabilities to the Grantor and the Secured Party arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence.

     Section 6.5 Termination. The obligations of the Financial Institution to the Secured Party pursuant to this Agreement will continue in effect until the security interests of the Secured Party in each Collateral Account have been terminated pursuant to the terms of the Indenture and the Secured Party has notified the Financial Institution of such termination in writing. The Financial Institution may terminate its obligations under this Agreement if the Secured Party resigns or is removed as Indenture Trustee pursuant to the Indenture, provided that such termination will not be effective until the Collateral Accounts have been established with, and transferred to, another securities intermediary which has agreed to assume the obligations of the Financial Institution under this Agreement. The termination of this Agreement will not terminate any Collateral Account or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to any Collateral Account.

     Section 6.6 Existence of Other Agreements. The Financial Institution confirms and agrees that:

          (a) There are no other agreements entered into between the Financial Institution and the Grantor with respect to any Collateral Account other than the Indenture;

          (b) The Financial Institution has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating any Collateral Account pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person; and


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          (c) The Financial Institution has not entered into, and until the termination of this Agreement will not enter into, any agreement purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions.

     Section 6.7 Notice. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account (or in any financial asset, cash or funds carried therein), the Financial Institution will promptly notify the Secured Party.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Amendment. No amendment or modification of this Agreement or waiver of any right under this Agreement will be binding on any party to this Agreement unless it is in writing and is signed by all of the parties to this Agreement.

     Section 7.2 Conflict With Other Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement will prevail.

     Section 7.3 Location of Financial Institution. Regardless of any provision in any other agreement, for purposes of the UCC, New York will be the location of the bank for purposes of Sections 9-301, 9-304 and 9-305 of the UCC and the securities intermediary for purposes of Sections 9-301 and 9-305 and Section 8-110 of the UCC.

     Section 7.4 GOVERNING LAW. THIS AGREEMENT AND EACH COLLATERAL ACCOUNT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 7.5 Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 7.6 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     Section 7.7 Successors. The terms of this Agreement will be binding upon, and will be for the benefit of, the parties hereto and their respective successors and assigns and will apply to any successor account to any Collateral Account.

     Section 7.8 Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given:


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               (i) upon delivery or, in the case of a letter mailed by
     registered first class mail, postage prepaid, 3 days after deposit in the mail,

               (ii) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,

               (iii) in the case of an email, when receipt is confirmed by telephone, reply email from the recipient, and

               (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreement or at such other address as any party may designate by notice to the other parties.

          (b) Any notice required or permitted to be mailed to a Noteholder must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.

     Section 7.9 Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

     Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

     Section 7.11 Headings. The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.


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EXECUTED:

                                        FORD CREDIT AUTO OWNER TRUST 2007-X,
                                        as Grantor

                                        By: U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Owner Trustee
                                            of Ford Credit Auto Owner Trust
                                            2007-X


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK, solely in its
                                        capacity as "Indenture Trustee" for the
                                        "Noteholders"


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK,
                                        as securities intermediary


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------